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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: November 20, 1998




                         Commission file number 1-12579



                                OGE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

               Oklahoma                                73-1481638
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                 Identification No.)


                                321 North Harvey
                                  P. O. Box 321
                       Oklahoma City, Oklahoma 73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)

                                  405-553-3000
              (Registrant's telephone number, including area code)

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Item 5. Other Events


        STOCK BUYBACK
        -------------

     The Company announced, November 18, 1998, that its Board of Directors has approved the repurchase of up to six million shares of the Company's common stock during the next two years. The buyback will represent approximately seven percent of the Company's common stock. The stock will be retired after its purchase. Stock repurchases may be implemented through a variety of methods, including open market share repurchases, block transactions, privately negotiated share repurchases, accelerated share repurchase programs, formal repurchase agreements, or other similar facilities. At this time, the Company anticipates that the repurchase program will commence in January 1999.


Item 7. (c) Exhibits

        EXHIBIT NUMBER                       DESCRIPTION
        --------------                       -----------

              99.01 Press release dated November 18, 1998 announcing stock buyback of up to six million shares during the next two years.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            OGE ENERGY CORP.
                                              (Registrant)


                         By         /s/    Donald R. Rowlett
                           ----------------------------------------------
                                           Donald R. Rowlett
                                    Controller Corporate Accounting

                         (On behalf of the registrant and in his capacity
                          as Controller Corporate Accounting)



November 20, 1998



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

                                                                   EXHIBIT INDEX

EXHIBIT INDEX          DESCRIPTION
-------------          -----------
99.01                  OGE ENERGY CORP. ANNOUNCES STOCK BUYBACK